UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 8, 2014

HUDSON VALLEY HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	001-34453	13-3148745
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21 Scarsdale Road, Yonkers, New York		10707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 961-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

Hudson Valley Holding Corp. (the “Company”) held its Annual Meeting of Shareholders on May 8, 2014 at which meeting the shareholders (1) elected ten directors, (2) approved on an advisory basis the compensation of our named executive officers, and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The following proposals were submitted by the Board of Directors to a vote of shareholders and the final result of the voting on each proposal is noted below.

Proposal 1: Election of Directors

			Broker
Directors	Votes For	Votes Withheld	Non-Votes
James J. Landy	15,510,459	255,088	2,338,070

Stephen R. Brown	15,270,094	495,453	2,338,070

John P. Cahill	15,553,498	212,049	2,338,070

Mary-Jane Foster	14,055,460	1,710,087	2,338,070

Gregory F. Holcombe	15,166,913	598,634	2,338,070

Adam W. Ifshin	14,078,176	1,687,371	2,338,070

Matthew A. Lindenbaum	15,293,970	471,517	2,338,070

Joseph A. Schenk	14,070,521	1,695,026	2,338,070

Craig S. Thompson	14,161,513	1,604,034	2,338,070

William E. Whiston	15,549,302	216,245	2,338,070

Proposal 2: The non-binding advisory vote on executive compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,384,266	2,044,966	336,314	2,338,070

Proposal 3: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,194,486	38,875	870,256	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON VALLEY HOLDING CORP.

May 9, 2014	By:	James P. Blose

Name: James P. Blose
Title: Executive Vice President, General Counsel & Secretary